EXHIBIT 14(c)

CONSENT OF JOHN CHRISTENSEN

I hereby consent to the reference of my name under the heading “Experts” in the prospectus included in the Post-Effective Amendment No. 2 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File Nos. 333-147408 and 811-10097).

/s/ John Christensen
John Christensen
Chief Actuary – Life/Health

April 20, 2010